Exhibit 99.1

New Frontier Corporation Announces Pricing of Initial Public Offering

New Frontier Corporation Announces Pricing of Initial Public Offering and Committed Capital Raise of up to $468.5 Million in the Aggregate, Comprised of a $250 Million Initial Public Offering (up to $287.5 Million if the Underwriters Exercise their Over-allotment Option in Full), plus $181 Million in Committed Capital to Complete an Initial Business Combination

June 27, 2018

HONG KONG--(BUSINESS WIRE)--New Frontier Corporation (the “Company”) announced today the pricing of its initial public offering of 25,000,000 units at $10.00 per unit. The Company has granted the underwriters a 45-day option to purchase up to 3,750,000 additional units at the initial public offering price to cover over-allotments, if any. The units will be listed on the New York Stock Exchange (“NYSE”) in the United States and trade under the ticker symbol “NFC.U” beginning on June 28, 2018. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant, with each warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the NYSE under the symbols “NFC” and “NFC WS,” respectively. The initial public offering is expected to close on July 3, 2018, subject to customary closing conditions.

Credit Suisse and UBS Investment Bank are serving as joint book runners for the offering.

New Frontier Corporation is a special purpose acquisition company formed by New Frontier Public Holding Ltd., an affiliate of New Frontier Group, for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. New Frontier Group is a China-focused investment group that invests in, builds and operates diversified businesses in the Chinese new economy sectors.

Prior to the initial public offering, certain investors have agreed to provide $181 million in the form of committed capital in a private placement to occur concurrently with the Company’s initial business combination. The Company intends to use the net proceeds of the initial public offering and private placement for an initial business combination with a target with operations or prospects in the healthcare, technology and education sectors in China and to cover certain expenses and working capital.

The initial public offering is being made only by means of a prospectus. When available, copies of the prospectus relating to the offering may be obtained for free from the U.S. Securities and Exchange Commission website http://www.sec.gov; Credit Suisse Securities (USA) LLC (Address: Credit Suisse Securities (USA) LLC, Prospectus Department, Eleven Madison Avenue, New York, NY 10010; Tel: (800) 221-1037; Email: newyork.prospectus@credit-suisse.com); UBS Securities LLC (Address: UBS Securities LLC, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019; Tel: 888-827-7275; Email: ol-prospectusrequest@ubs.com).

A registration statement relating to the securities sold in the initial public offering has been declared effective by the U.S. Securities and Exchange Commission on June 27, 2018. This press release shall not constitute an offer to sale or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of such Act and applicable state securities laws.

About New Frontier Corporation

New Frontier Corporation is a special purpose acquisition company formed by New Frontier Public Holding Ltd., an affiliate of New Frontier Group, for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue a business combination target in any business or industry, the Company intends to focus its search for a target with operations or prospects in the healthcare, technology or education sectors in China. New Frontier Group is a China-focused investment group that invests in, builds and operates diversified businesses in the Chinese new economy sectors.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

New Frontier Corporation
Harry Chang, +852 9822 1806
Vice-President of Corporate Development and Secretary
or
Linkforward PA Consulting Company
Shiming Li, +852 9389 8961
Consultant